EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                   -----------------------------------------



To Jefferson National Bank:



As independent public accountants, we hereby consent to the use of our report dated January 28, 1994 and to all references to our firm included in this proxy statement-propectus.



                                                             ARTHUR ANDERSEN LLP


Roseland, New Jersey
December 8, 1994